Exhibit 10.2

NINTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This Ninth Amendment to Amended and Restated Credit Agreement (the “Amendment”), is made this 3rd day of November, 2015 among CROCS, INC., a corporation organized under the laws of the State of Delaware (“Crocs”), CROCS RETAIL, LLC, a limited liability company organized under the laws of the State of Colorado (“Retail”), OCEAN MINDED, INC., a corporation organized under the laws of the State of Colorado (“Ocean”), JIBBITZ, LLC, a limited liability company organized under the laws of the State of Colorado (“Jibbitz”), BITE, INC., a corporation organized under the laws of the State of Colorado (“Bite”, together with Crocs, Retail, Ocean, Jibbitz and each other Person joined as a borrower from time to time to the Credit Agreement (as defined below), collectively “Borrowers” and each a “Borrower”), the Lenders who have executed this Amendment and constitute Required Lenders (collectively, the “Consenting Lenders” and each individually a “Consenting Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Administrative Agent”).  All capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the below-defined Credit Agreement, as amended hereby.

BACKGROUND

A.                                    On December 16, 2011, Borrowers, Lenders and Administrative Agent entered into, inter alia, that certain Amended and Restated Credit Agreement (as same has been or may hereafter be amended, modified, renewed, extended, restated or supplemented from time to time, including without limitation as amended by that certain First Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of December 10, 2012, that certain Second Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of June 12, 2013, that certain Third Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of December 27, 2013, that certain Fourth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of March 27, 2014, that certain Fifth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of September 26, 2014, that certain Sixth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of April 2, 2015,  that certain Seventh Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of April 21, 2015, and that certain Eighth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of September 1, 2015,  the “Credit Agreement”) to reflect certain financing arrangements among the parties thereto.

B.                                    Certain Events of Default (collectively, the “Existing Defaults”) have occurred under the Credit Agreement as a result of (1) Borrowers’ failure to maintain a minimum Fixed Charge Coverage Ratio of 0.95 to 1.00 as required pursuant to Section 8.2.14 for the fiscal quarter ended September 30, 2015, and (2) Borrowers’ failure to maintain a Leverage Ratio less than 4.00 to 1.00 as required pursuant to Section 8.2.15 for the fiscal quarter ended September 30, 2015.

C.                                    Borrowers have requested and Administrative Agent and Consenting Lenders have agreed to waive the Existing Defaults and modify certain terms and provisions of the Credit Agreement, in each case, on the terms and subject to the conditions contained in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                                          Waiver of Existing Defaults.  Upon the Effective Date (as defined below) Administrative Agent and Consenting Lenders hereby waive the Existing Defaults; provided, however, that such waiver shall in no way constitute a waiver of any other Default or Event of Default which may have occurred but which is not specifically referenced as the Existing Defaults, nor shall this waiver obligate Administrative Agent or Lenders to provide any further waiver of any other Default or Event of Default (whether similar or dissimilar, including any further Potential Default or Event of Default resulting from a failure to comply with the terms of the Credit Agreement).  Other than in respect of the Existing Defaults, this waiver shall not preclude the future exercise of any right, power, or privilege available to Administrative Agent or Lenders whether under the Credit Agreement, the Loan Documents or otherwise.

Section 2.                                          Amendments to Credit Agreement.  Upon the Effective Date (as defined below):

(a)                                 The definition of “Required Lenders” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

Required Lenders shall mean

(A)                               If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and

(B)                               If there exists three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than fifty percent (50%) of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender); provided however that if there are three (3) or more Lenders, at least two (2) Lenders will be required to constitute Required Lenders.

For purposes of determining Required Lenders hereunder, PNC and any Affiliate of PNC that holds a Revolving Credit Commitment shall be deemed to be one (1) Lender.

(b)                                 Clause (iii) of Section 8.2.5 of the Credit Agreement shall be amended and restated in its entirety as follows:

(iii) purchases, redemptions or retirements of equity interests of any Borrower (A) during the period from January 1, 2014 through December 31, 2014 in the amount not exceeding $146,000,000; (B) during the period from July 1, 2015 through September 30, 2015, in the amount not exceeding $40,000,000 and

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(C) during the period from October 1, 2015 through December 31, 2015, in an amount not to exceed $15,000,000 so long as (I) no Potential Default or Event of Default has occurred and is continuing or would occur, and (II) such purchases, redemptions or retirements are made solely with Borrowers’ unrestricted cash on hand and not with proceeds of Revolving Credit Loans; and (D) at all times thereafter, so long as (1) the aggregate amount of all such purchases, redemptions or retirements does not exceed (x) $350,000,000 in the aggregate since January 1, 2014 and (y) $200,000,000 in the aggregate in any fiscal year, (2) at the time of and after giving pro forma effect to such purchases, redemptions or retirements, (I) no Potential Default or Event of Default has occurred and is continuing or would occur, and (II) Revolver Availability is not less than $25,000,000, and (3) Administrative Agent and Lenders shall have received the quarterly financial statements required under Section 8.3.1 hereof for the fiscal quarter ending December 31, 2015 together with a Compliance Certificate evidencing that the Fixed Charge Coverage Ratio for such fiscal quarter is not less than 1.00 to 1.00 (notwithstanding the minimum required Fixed Charge Coverage Ratio set forth in Section 8.2.14 for such fiscal quarter); provided, that, if Borrowers do not have a Fixed Charge Coverage Ratio of at least 1.00 to 1.00 for the fiscal quarter ending December 31, 2015, Borrowers shall be permitted to make such purchases, redemptions or retirements of equity interests of any Borrower upon (X) satisfaction of the conditions set forth in clauses (I) and (II) of this Section (D), and (Y) delivery to Administrative Agent and Lenders of the quarterly financial statements required under Section 8.3.1 hereof for any subsequent fiscal quarter together with a Compliance Certificate evidencing that the Fixed Charge Coverage Ratio for such fiscal quarter is not less than the ratio then required under Section 8.2.14 for such fiscal quarter;

Section 3.                                          Administrative Agent and the Consenting Lenders acknowledge and agree that they accept the versions and updates to the Schedules attached hereto as Exhibit A which have been delivered in accordance with Section 6.2 of the Credit Agreement.

Section 4.                                          Acknowledgment of Guarantors.  With respect to the amendments to the Credit Agreement effected by this Amendment, each Guarantor signatory hereto hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty Agreement (as modified and supplemented in connection with this Amendment) and any other Loan Document to which it is a party is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty or Loan Document to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by this Amendment.  Although Administrative Agent and the Consenting Lenders have informed the Guarantors of the matters set forth above, and the Guarantors have acknowledged the same,

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each Guarantor understands and agrees that neither Administrative Agent nor any Lender has any duty under the Credit Agreement, the Guaranty Agreements or any other Loan Document to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

Section 5.                                          Conditions Precedent.  This Amendment shall be effective upon satisfaction of the following conditions (the date of such satisfaction, the “Effective Date”):

(a)                                 Administrative Agent shall have received this Amendment fully executed by the Borrowers, the Guarantors, Administrative Agent and Consenting Lenders;

(b)                                 Administrative Agent and JPMorgan Chase Bank, N.A. shall have entered into an Assignment and Assumption Agreement pursuant to which Administrative Agent purchases JPMorgan Chase Bank, N.A.’s obligations and commitments under the Credit Agreement;

(c)                                  Administrative Agent shall have received an amendment fee of $50,000, to be allocated pro-rata among Administrative Agent and Consenting Lenders, by wire transfer in immediately available funds.

Section 6.                                          Representations and Warranties.  Each Loan Party:

(a)                                 reaffirms all representations and warranties made to Administrative Agent and Lenders under the Credit Agreement and all of the other Loan Documents and confirms that all are true and correct in all material respects as of the date hereof (except (i) to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date, and (ii) to the extent any such representations and warranties are qualified by materiality, in which case such representations and warranties were true and correct in all respects);

(b)                                 reaffirms all of the covenants contained in the Credit Agreement, covenants to abide thereby until satisfaction in full of the Obligations and termination of the Credit Agreement and the other Loan Documents;

(c)                                  represents and warrants to the Administrative Agent and the Lenders that no Potential Default or Event of Default (other than the Existing Defaults) has occurred and is continuing under any of the Loan Documents or will result from this Amendment;

(d)                                 represents and warrants to the Administrative Agent and the Lenders that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other

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formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)                                  represents and warrants to the Administrative Agent and the Lenders that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

Section 7.                                          General Provisions.

(a)                                 Payment of Expenses.  Borrowers shall pay or reimburse Administrative Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

(b)                                 Reaffirmation.  Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, and all of the other Loan Documents are hereby reaffirmed by each Loan Party and shall continue in full force and effect as therein written.

(c)                                  Third Party Rights.  No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(d)                                 Headings.  The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(e)                                  Modifications.  No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(f)                                   Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(g)                                  Counterparts.  This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission or PDF shall be deemed to be an original signature hereto.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWERS:

CROCS, INC.

By:	/s/ Gregg Ribatt
Name: Gregg Ribatt
Title: Chief Executive Officer

CROCS RETAIL, LLC

By:	/s/ Gregg Ribatt
Name: Gregg Ribatt
Title: Manager

OCEAN MINDED, INC.

By:	/s/ Gregg Ribatt
Name: Gregg Ribatt
Title: President

JIBBITZ, LLC

By:	/s/ Gregg Ribatt
Name: Gregg Ribatt
Title: Manager

BITE, INC.

By:	/s/ Gregg Ribatt
Name: Gregg Ribatt
Title: President

[Signature Page to Ninth Amendment (Crocs)]

GUARANTORS:

WESTERN BRANDS HOLDING COMPANY, LLC

By:	/s/ Gregg Ribatt
Name: Gregg Ribatt
Title: Manager

[Signature Page to Ninth Amendment (Crocs)]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By:	/s/ Steve C. Roberts
Name: Steve C. Roberts
Title: Vice President

[Signature Page to Ninth Amendment (Crocs)]

HSBC BANK USA, N.A.,
as a Lender

By:	/s/ Jean Fammolino
Name: Jean M. Fammolino
Title: Vice President

[Signature Page to Ninth Amendment (Crocs)]